UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 30, 2021

USA EQUITIES CORP.

(Exact Name of Registrant as Specified in its Charter)

0-19041

(Commission File No.)

Nevada	30-1104301
(State of Incorporation)	(I.R.S. Employer Identification No.)

901 Northpoint Parkway Suite 302 West Palm Beach FL 33407	33407
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (929) 379-6503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	USAQ	OTCMKTS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 30, 2021, the Company entered into an Agreement (the “Exchange Agreement”) with Troy Grogan, the Company’s President and principal shareholder, wherein Mr. Grogan agreed to exchange certain convertible promissory notes of the Company held by Mr. Grogan for shares of the newly created Series A-2 Convertible Preferred Shares of the Company. Specifically, the Company issued 2,644,424 shares of its newly authorized Series A-2 Convertible Preferred Shares, having a stated value of $0.16 per share, in exchange for the cancellation of the entire principal amount of and interest accrued thereon of its $73,500 convertible promissory note issued October 2009, bearing interest at 12% per annum and convertible at a price of $0.10 per share, its $124,562 convertible promissory note issued September 2019, bearing interest at 1% per annum and convertible at a price of $0.25 per share, and its $88,016 convertible promissory note issued in September 2020, bearing interest at 6% per annum and convertible at a price of $1.00 per share.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On December 30, 2021, the Company issued 2,644,424 of its Series A-2 Convertible Preferred Shares to Troy Grogan in exchange for certain convertible promissory notes of the Company held by Mr. Grogan. See Item 1.01 for a description of the notes exchanged by Mr. Grogan for the Series A-2 Convertible Preferred Shares.

The issuance and sale of the shares of Series A-2 Convertible Preferred Shares were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 506 of Regulation D promulgated thereunder. Notations have been made in the records of the Company with respect to the restrictions under the Securities Act on the transferability of the shares and if certificates are issued evidencing the shares, they will be endorsed with a customary Securities Act restrictive legend.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On December 30, 2021, the Board of Directors of the Company authorized the issuance of the Company’s Series A-2 Convertible Preferred Shares to Mr. Troy Grogan. The rights of holders of the Company’s common stock with respect to the payment of dividends and upon liquidation are junior in right of payment to holders of the Series A-2 Convertible Preferred Shares. The rights of the holders of the Company’s Series A-2 Preferred Shares are pari passu to the rights of the holders of the Company’s Series A Preferred Shares currently outstanding.

Holders of the Series A-2 Convertible Preferred Stock will vote on an as converted basis with the holders of the Company’s common stock and Series A Preferred Shares as to all matters to be voted on by the holders of the common stock. Each Series A-2 Preferred Share shall be entitled to a number of votes equal to five times the number of shares of common stock into which it is then convertible on the applicable record date. For a more complete description of the terms of the Series A-2 Preferred Shares, see Item 5.03 of this report.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On December 30, 2021, the Company advised Cherry Bekaert LLP, (“Cherry”) that the Company’s Board of Directors had determined to dismiss Cherry as the Company’s independent auditors effective December 30, 2021. Cherry issued the auditor’s report on the Company’s financial statements for the years ended December 31, 2018, 2019 and 2020.

Other than an explanatory paragraph included in Cherry’s audit report for the Company’s fiscal years ended December 31, 2019 and 2020 relating to the uncertainty of the Company’s ability to continue as a going concern, the audit reports of Cherry on the Company’s financial statements for the fiscal years ended December 31, 2019 and 2020 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the Company’s fiscal years ended December 31, 2019 and 2020 and any subsequent interim period through December 30, 2021, the date of the dismissal of Cherry, there were no disagreements with Cherry on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Cherry’s satisfaction, would have caused Cherry to make reference to the subject matter of the disagreements in connection with their report on the Company’s consolidated financial statements for such years; and there were not reportable events, as listed in Item 304(a)(l)(v) of Regulation S-K.

The Company provided Cherry with a copy of the disclosure contained in this Form 8-K and requested in writing that Cherry furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. Cherry provided a letter, dated December 30, 2021 stating its agreement with such statements, which is attached as Exhibit 16.1 to this Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

Effective December 30, 2021 the Board of Directors of the Company approved the appointment of Accell Audit and Compliance, P.A., as its independent registered public accountant for the year ended December 31, 2021. During the Company’s most recent fiscal years ended December 31, 2020 and 2021 and subsequent interim periods through the date of appointment, neither the Company nor anyone acting on its behalf has consulted with Accell Audit and Compliance, P.A with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 30, 2021, the Company filed a certificate of designation authorizing the issuance of 2,644,424 Series A-2 Preferred Shares with the Office of the Secretary of State of Nevada.

The following summary of the powers, preferences, rights, qualifications and limitations of the Series A-2 Preferred Stock is qualified in its entirety by the certificate of designation authorizing the issuance of the Series A-2 Preferred Shares as filed with the Office of the Secretary of State of Nevada filed as Exhibit 3.1 to this report.

Liquidation Preference: The Series A-2 Preferred Shares shall rank prior to the Company’s common shares and pari passu with the Company’s outstanding Series A Preferred Shares as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. So long as any Series A-2 Preferred Shares are outstanding, the Company shall not authorize or issue any securities ranking prior to the Series A-2 Preferred Shares or pari passu with the Series A-2 Preferred Shares as to distributions of assets upon liquidation, dissolution or winding up of the Company without first obtaining the consent or approval of the holders of a majority of the outstanding Series A-2 Preferred Shares.

Dividends: Dividends on the Series A-2 Preferred Shares are payable annually in arrears commencing on January 1, 2023, on a cumulative basis at an annual rate of 7% of the Stated Value per share. The Company may pay dividends in cash or, at the election of the Company by delivery of shares of common shares of the Company. If the Company elects to pay dividends in common shares, the number of shares to be delivered shall be equal to the amount of the dividend payable divided by the fair market value, as determined in accordance with the Certificate of Designation, of the common stock for the five trading days ending as of the record date for the determination of holders entitled to receive such shares.

The right of the holders of the Series A-2 Preferred Shares to receive their dividends shall be prior to and in preference to any declaration or payment of any dividend on the common stock and pari passu with any dividends which may be payable on the Company’s Series A Preferred Shares then outstanding.

So long as any Series A-2 Preferred Shares are outstanding, the Company shall not authorize or issue any securities ranking prior to the Series A-2 Preferred Shares or pari passu with the Series A-2 Preferred Shares as to the declaration or payment of dividends without first obtaining the consent or approval of the holders of a majority of the outstanding Series A-2 Preferred Shares.

Conversion at Option of Holder: Holders of Series A-2 Preferred Shares may elect at any time to convert their Preferred Shares into common shares at the conversion rate of 1 share of common stock for each Preferred Share (equivalent to an initial conversion price of approximately $0.16 per share of common stock). The conversion rate and the corresponding conversion price is subject to certain anti-dilution and other adjustments, including stock splits, distributions in respect of the common stock and in the event of certain fundamental transactions such as mergers and other business combinations as provided in the Certificate of Designation.

The Company does not have the right to automatically convert the Series A-2 Preferred Shares into common shares.

Redemption: All but not less than all of the Series A-2 Preferred Shares outstanding at any time may be redeemed by the Company upon payment of the aggregate Stated Value and the payment in cash of all accrued but unpaid dividends.

Voting rights: Holders of Series A-2 Preferred Shares will vote on an as-converted basis, together with holders of common stock, as a single class, on the election of directors and all other matters presented to stockholders, except for matters as to which under applicable law and the certificate of designation a class vote of the holders of the Series A Preferred Stock is required. Each Series A-2 Preferred Share shall be entitled to a number of votes equal to five times the number of shares of Common Stock into which it is then convertible on the record date for such meeting or the record date or effective date, as the case may be, for such written consent.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Certificate of Designation authorizing the issuance of the Series A-2 Preferred Stock
10.1	Agreement dated December 30, 2021, between the Company and Troy Grogan as to the issuance of Series A-2 Convertible preferred Shares
16.1	Letter from Cherry Bekaert LLP to the Securities and Exchange Commission dated December 30 2021
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 30, 2021

USA Equities Corp.

/s/ Troy Grogan
Name:	Troy Grogan
Title:	CEO and Chairman